Exhibit 2


                               OPTION AGREEMENT

     THIS OPTION AGREEMENT (this "Agreement") is made and entered into as of September 23, 2003, by and among RWE Rheinbraun AG, a stock corporation organized under the laws of The Federal Republic of Germany ("RWE"), [ ]
("[ ]"), and CONSOL Energy Inc., a Delaware corporation (the "Company").

     THE PARTIES ENTER INTO THIS AGREEMENT on the basis of the following facts, understandings and intentions:

     A. RWE owns 57,997,357 shares (the "Secondary Shares") of the common stock of the Company.

     B. RWE, the Company, and [ ] entered into a Placement Agreement, dated September 18, 2003, pursuant to which (i) RWE agreed to sell 14,100,000 Secondary Shares and (ii) the Company agreed to sell 11,000,000 newly issued shares of its common stock (the "Primary Shares" and, together with the Secondary Shares, the "Shares") to the investors listed on Schedule 1 to the Placement Agreement (the "Initial Purchasers"), with [ ] acting as placement agent (such transactions, the "Initial Offering"). In addition, the Initial Purchasers were granted registration rights with respect to the Shares pursuant to the Registration Rights Agreement.

     C. The purchase price for the Shares sold in the Initial Offering was $17.82 per Share (the "Initial Purchase Price").

     D. RWE has agreed to give [ ] the option to place all or any part of RWE's remaining Secondary Shares not purchased by the Initial Purchasers (the "Option Shares") upon the terms and conditions set forth below.

     E. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Placement Agreement.

     F. Any capitalized terms used but not otherwise defined herein shall have the same meanings as ascribed to such terms in the Placement Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Placement Option.

     (a) Option. RWE hereby grants to [ ] an exclusive option to place all or any part of the Option Shares (the "Option"). The Option may be exercised in whole or in part by [ ] on one or more occasions at any time during the period ending the sooner of (i) 90 days following the consummation of the Initial Offering, or (ii) 30 days following the date that the registration statement relating to the Shares purchased in the Initial Offering becomes effective in accordance with the Registration Rights Agreement (the "Option Period"), as it may be extended as described below, upon written notice by [ ] to RWE and the Company (each, an


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"Option Notice"), which notice shall be provided no later than five (5)
business days prior to the date on which the placement agreement described in
Section 1(b) below is to be executed and delivered. [ ] agrees to use, during the Option Period, as it may be extended as described below, subject to the terms hereof and applicable law, rules and regulations, commercially reasonable efforts to place all of the Option Shares as promptly as reasonably practicable on the terms provided herein. [ ] shall not be required to use efforts to place, and shall not be entitled to exercise the Option to place, any Option Shares (i) in a private offering (a "Private Offering") that is not registered under the Securities Act of 1933, as amended (the "Act"), during any period of time or in any manner that would, in the reasonable and good faith judgment of RWE or the Company, upon advice of their counsel, after consulting with and considering the advice of counsel to [ ], create a risk that the Private Offering would be required to be registered under the Act or would not otherwise comply with applicable securities laws or New York Stock Exchange regulations and that makes it inadvisable to proceed with a Private Offering at such time or in such manner, (ii) in a public offering (a "Public Offering") that is registered under the Act during any period of time or in any manner that would, in the reasonable and good faith judgment of RWE or the Company, upon advice of their counsel, after consulting with and considering the advice of counsel to [ ], (A) create a risk that a previous or concurrent Private Offering or attempted Private Offering of securities of the Company would be required to be registered under the Act or (B) not otherwise comply with applicable securities laws or New York Stock Exchange regulations and that, in the case of each of clauses (A) and (B), makes it inadvisable to proceed with a Public Offering at such time or in such manner, (iii) during any period of time (but in no event to exceed 60 days in the aggregate) that the Company reasonably and in good faith determines that it would be impracticable or inadvisable to proceed with an offering of Option Shares at such time because of any pending discussions relating to, or the consummation of, a transaction or the occurrence of an event (x) that would require additional disclosure of material information by the Company to the purchasers of such Option Shares and which has not been so disclosed, (y) as to which the Company has a bona fide business purpose for preserving confidentiality, or
(z) that renders the Company unable to comply with its disclosure obligations under the United States securities laws; provided, however, that (1) if [ ] at any time delivers an Option Notice to RWE and the Company and either RWE or the Company determines pursuant to clause (i) or (ii) above that it is inadvisable to proceed with the offering at such time or in the manner [ ] proposes to conduct such offering in such Option Notice, and the determination of RWE or the Company is based on factors other than actions taken or proposed to be taken by [ ] and [ ] reasonably believes that the basis for such determination can be cured, then the parties hereto agree to use their commercially reasonable efforts to cure the basis of such determination and the Option Period shall be extended by the number of days from the date the Option Notice is delivered to RWE and the Company to the date of cure to the reasonable satisfaction of the Company, RWE and [ ], but in no event shall the Option Period be extended by more than an aggregate of 60 days pursuant to this clause (1), and (2) if [ ] at any time delivers an Option Notice to RWE and the Company and the Company determines pursuant to clause (iii) above that it would be impracticable or inadvisable to proceed with the offering at such time for any of the reasons set forth in subclauses (x), (y) or (z) of clause
(iii), then the Option Period shall be extended by the number of days from the date that [ ] delivers the Option Notice to RWE and the Company to the date on which the Company notifies [ ] in writing that the Company has determined that it is no longer impracticable or inadvisable to proceed with such offering but in

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no event shall the Option Period be extended by more than an aggregate of 60 days pursuant to this clause (2).

     (b) Offering. The Option Shares to be placed by [ ] upon its exercise of the Option shall be offered and sold by RWE pursuant to a placement agreement to be negotiated in good faith among the Company, RWE and [ ] in substantially the same form as the Placement Agreement (with such appropriate modifications as are necessary to reflect the absence of a primary offering and to accommodate a secondary placement in a Public Offering if the Option Shares have been registered under the Act at the time of exercise). If [ ] determines during the Option Period to place the Option Shares in a Public Offering, then, if [ ] so requests in writing, RWE shall exercise any registration rights pursuant to which RWE is entitled to register the Option Shares for resale with the Securities and Exchange Commission. RWE and the Company each agrees to use its commercially reasonable efforts to cause such Option Shares to become registered with the Securities and Exchange Commission as described above as promptly as reasonably practicable following the receipt of such written request.

     (c) Share Price. If [ ] exercises the Option, the Option Shares shall be offered and sold to purchasers at a price (the "Market Price") determined in good faith by [ ] taking into account the then-current trading price of common stock of the Company on the New York Stock Exchange, the number of Option Shares to be placed and the impact of the sale on the trading price of the common stock of the Company on the New York Stock Exchange, but in no event will the Option Shares be offered or sold to purchasers at a price lower than $17.82 per share. The total proceeds received by [ ] from purchasers of Option Shares at any settlement time shall be allocated and distributed as follows:

          (i) RWE shall receive the Market Price, less the Placement Fee (as defined in subparagraph (d) below), for each Option Share sold;

          (ii) [ ] shall receive the Placement Fee for each Option Share sold;
               and

          (iii) RWE shall distribute to the Initial Purchasers in accordance with the requirements of Section 1(e) of the Placement Agreement the amount, if any, by which the Market Price per Option Share sold exceeds the Initial Purchase Price.

     (d) Placement Fee. RWE shall pay [ ] a placement fee of $0.50 (the "Placement Fee") for each Option Share sold by it pursuant to any exercise by [ ] of the Option, payable at the time of sale of each Option Share.

     (e) Registration Rights. Any Option Shares sold pursuant to a Private Offering will be deemed to be Registrable Shares under the Registration Rights Agreement and the holders thereof shall have all of the same rights with respect to all Option Shares held by them that the Initial Purchasers have under the Registration Rights Agreement with respect to the Initial Shares.

     (f) Termination. Upon the expiration of the Option Period, as it may be extended pursuant to Section 1(a) above, the Option shall terminate and [ ] shall have no further rights to


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place any Option Shares as to which RWE and the Company have not received an
Option Notice.

2. Placement Restrictions. Each purchaser of Option Shares will be required to represent that (a) such purchaser does not, and will not following the purchase of Option Shares, beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), individually or together with any of such purchaser's affiliates, more than ten percent (10%) of the Company's issued and outstanding shares of common stock, and (b) is not, and will not be following the purchase of Option Shares, a member of a "group" (as defined in Rule 13d-5 under the Exchange
Act) beneficially owning more than ten percent (10%) of the Company's outstanding shares of Common Stock.

3. Notices. All notices and other communications, provided for or permitted hereunder shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested.

     (a) if to [ ], at the offices of [ ] at [ ], Attention: General Counsel; with a copy to Hunton & Williams LLP, 951 East Byrd Street, Richmond, Virginia 23219, Attention: Daniel M. LeBey, Esq., (facsimile (804) 788-8218).

     (b) if to RWE, at the offices of RWE at Stuettgonweg 2, D-50935 Cologne, Federal Republic of Germany, Attention: General Counsel, Dr. Rolf Schoenewerk (facsimile: 49 (0) 221/480-1345; with a copy to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eight Avenue, New York, New York 10019, Attention: Peter
S. Wilson, Esq. (facsimile: (212) 474-3700); and

     (c) if to the Company, at the offices of the Company at Consol Plaza, 1800 Washington Road, Pittsburgh, Pennsylvania 15241-1421, Attention: Stephen
E. Williams, Esq., (facsimile (412) 831-4635); with a copy to Piper Rudnick LLP, 1251 Avenue of the Americas, New York, New York 10020, Attention: Steven
L. Wasserman, Esq., (facsimile (212) 835-6001).

4. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York sitting in New York County, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

6. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5. Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

6. Successors and Assigns; No Assignment without Consent.

     (a) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

     (b) The rights and obligations of any party hereto may not be assigned by such party without the express written consent of each other party hereto and any attempted assignment without such consent shall be invalid.

7. Counterpart and Facsimile Signatures. This Agreement may be in signed counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement, and may be executed by facsimile.

8. Severability. In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, but only to the extent that giving effect to such provision and the remaining provisions hereof is in accordance with the intent of the parties as reflected in this Agreement.

9. Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby supersedes all prior agreements and understanding whatsoever relating to such matters and transactions.

10. Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Placement Agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                      RWE RHEINBRAUN AG, a stock corporation
                                      organized under the laws of The Federal
                                      Republic of Germany


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                      By:
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                                          Name:
                                          Title:



                                      [ ]


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      CONSOL ENERGY INC., a Delaware corporation


                                      By:
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                                          Name:
                                          Title:







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